EXHIBIT 99.1

Mesa Royalty Trust Announces Trust Income for April 2006

MESA ROYALTY TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS April 20, 2006 — Mesa Royalty Trust (NYSE symbol-MTR)

announced the Trust income distribution for the month of April 2006. Unitholders of record on April 28, 2006 will receive distributions amounting to $988,054 or $0.530188677 per unit payable on July 31, 2006. Royalty income from the San Juan Basin Properties totaled $360,984. Royalty income from the Hugoton Properties totaled $633,955.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:

Mesa Royalty Trust

JPMorgan Chase Bank, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

www.businesswire.com/cnn/mtr.htm

                                                700 Lavaca         Austin, TX 78701